07/01/96                                                         EXHIBIT (10)(b)
                                                                PROGRAM ONE

                         MORTON INTERNATIONAL, INC.
                                 FISCAL 1997
                     KEY EXECUTIVE ANNUAL BONUS PROGRAM


This Program, which has been adopted pursuant to paragraph 4(d) (i) of the Company's 1989 Incentive Plan (formerly the 1989 Stock Awards Plan), provides annual cash bonus opportunities depending on performance of Corporate Officers, Group Vice Presidents and Business Unit Executives.


A.  OBJECTIVE

    The objective of this Program is to reward key executives who have a direct influence on annual profits for outstanding performance in this regard.


B.   TIMING

     The Program year for purposes of this Program will correspond to the Company's 1997 fiscal year.


C.   ELIGIBILITY AND PARTICIPATION

     This Program covers the following executive positions:

          Chief Executive Officer

          Chief Operating Officer

          Corporate Officers reporting to the Chief Executive Officer or the Chief Operating Officer

          Business Unit Executives, in salary grade 23 or above, reporting to a Group Vice President

     Eligibility will be by position. Participation approval, however, will be only by position and incumbent.

     Positions must be nominated for participation prior to the start of the Program year. Participation requires the approval of the Chief Operating Officer, the Chief Executive Officer and the Compensation Committee of the Board.


D.   PROGRAM FUNDING

     A fund will be calculated for the Program year. The fund will be determined by multiplying the individual participant's June 30, 1996 salary by the target bonus percent for each participant's salary grade (see Paragraph H). The sum of these amounts times 1.6 is the maximum fund.

     The Chief Financial Officer, at the direction of the Chief Executive Officer, will reserve appropriate funds during the course of the fiscal year to provide bonus awards. Any such reserved funds shall remain the property of the Company and no participant shall have a right or claim to any such funds unless the right or claim has specifically accrued under the Program.

Fiscal 1997
Key Executive Annual Bonus Program
Page 2

E.   PERFORMANCE CRITERIA



     Criteria used to measure performance for the Program year are:

                                                APPLICABLE PERFORMANCE
          PARTICIPANT GROUP                            CRITERIA
          -----------------                     ----------------------

     CEO, COO and Corporate Staff Officers   Attainment of Company Earnings
                                             Per Share ("EPS") Goal

     Group Vice Presidents                   Attainment of EPS Goal and
                                             Group Profit Results

     Business Unit Executives                Attainment of Group Profit
                                             Results, Business Unit Profit
                                             Results and Strategic Goals


F.  ESTABLISHMENT OF SPECIFIC PERFORMANCE OBJECTIVES

    For the Program year, EPS and Group and Business Unit profit objectives have been established by the Compensation Committee of the Board upon recommendation by the Chief Executive Officer.

    The EPS objective includes the threshold level at which a bonus may be earned, the target objective for the year, and a maximum limit beyond which additional bonus amounts may not be earned with respect to EPS as follows:

                    Threshold      -     6% Below Budget
                    Target         -     Budget
                    Maximum        -     8% Above Budget

    Strategic objectives for Business Unit Executives will be developed and reviewed by appropriate levels of management. These objectives may be financial or non-financial in nature. They may be weighted to reflect relative importance. The objectives will also embody measurement criteria so that the degree of accomplishment can be determined. Where objectives encompass more than one year, milestones will be used to reflect expected progress each year.


G.  ADJUSTMENTS TO PROFIT OBJECTIVES

    Profit objectives will be adjusted by action of the Compensation Committee (in accordance with calculations confirmed by the Company's independent auditors) so that the degree to which the objectives are achieved will not be affected by any of the following which occur after the objectives are initially established: changes in (or in the application of) accounting principles; changes in tax laws; any material acquisition, divestiture or joint venture; extraordinary items as defined under generally accepted accounting principles; and any other non-recurring items which the Company's press releases or SEC filings note and take into account in explaining what the Company's or a Business Unit's profits would have been on a comparable basis from period to period.

Fiscal 1997
Key Executive Annual Bonus Program
Page 3

H.  ANNUAL BONUS TARGETS

    A dollar bonus target will be established for each participant. The dollar bonus target will be computed as a percentage of the participant's base salary on June 30th preceding the start of the Program year. The percentage to be applied will vary depending on the participant's assigned salary grade as follows:



          ASSIGNED SALARY           PERCENTAGE APPLIED TO SALARY
               GRADE             EARNINGS TO DETERMINE TARGET BONUS
          ---------------        ----------------------------------

                33                            75.00
                31                            68.75
                28                            62.50
                27                            62.50
                26                            56.25
                25                            50.00
                24                            43.75
                23                            37.50
                22                            37.50


I.  ACTUAL BONUS AWARDS

    Actual bonus awards for the Program year will be based on payout schedules reflecting achievement of performance objectives. Payments of bonus awards require the approval of the Chief Operating Officer, the Chief Executive Officer and the Compensation Committee.

    The payout schedules are presented below by participant group. No bonus shall be earned based upon EPS attainment if the EPS does not exceed that for the prior year. For results between the performance indicators, linear interpolation will be used to compute the percent of the target bonus which may be earned.

    1. CHIEF EXECUTIVE OFFICER, CHIEF OPERATING OFFICER AND CORPORATE STAFF OFFICERS

         In this group, actual bonus awards will be based on relative attainment of the EPS objective.

         The EPS threshold for minimum bonus awards to be allocated will be 6 percentage points below the EPS goal at 100%. The EPS objective for the bonus awards to be allocated at maximum will be 8 percentage points above the EPS goal at 100%.

Fiscal 1997
Key Executive Annual Bonus Program
Page 4

                        EPS                       PERCENT OF TARGET
                    ATTAINMENT                  BONUS WHICH MAY BE EARNED
                    ----------                  -------------------------

                     6% below                            52%
                     5% below                            60%
                     4% below                            68%
                     3% below                            76%
                     2% below                            84%
                     1% below                            92%
                     EPS Goal                           100%
                     5% above                           140%
                     8% above                           160%

    In total, the annual bonus award for a participant in this group cannot exceed 160 percent of the participant's target bonus.

2.  GROUP VICE PRESIDENTS

    Actual bonus awards for this group of participants will depend on relative attainment of the EPS objective as well as the appropriate Group Profit objective.

    The specific payout schedule based on EPS and the applicable Group Profit is as follows:

                      EPS                              GROUP PROFIT
          -------------------------------    ---------------------------------
                        PERCENT OF TARGET    ACTUAL PROFIT   PERCENT OF TARGET
             EPS        BONUS WHICH          AS PERCENT      BONUS WHICH
          ATTAINMENT       MAY BE EARNED       OF BUDGET       MAY BE EARNED
          ----------    -----------------    -------------   -----------------

           6% below             4%                 90%              48%
           5% below             6%                 95%              60%
           4% below             9%                100%              80%
           3% below            11%                105%              92%
           2% below            14%                110%             104%
           1% below            16%                115%             120%
           EPS Goal            20%                120%             140%
           5% above            30%
           8% above            36%

    In total, the annual bonus award for a participant in this group cannot exceed 160 percent of the participant's target bonus.

3.  BUSINESS UNIT EXECUTIVES

    Actual bonus awards for this group of participants will be based on attainment of the applicable Group profit results compared to budget or the applicable Group and Business Unit's profit results compared to budget. In addition, up to 20 percent of a participant's target bonus can be earned for achievement of specific strategic goals.

Fiscal 1997
Key Executive Annual Bonus Program
Page 5

    The bonus award schedule based on the applicable Group Profit and the applicable Business Unit Profit is as follows:


                       Percent Of Target Which May Be Earned
                             Based On Unit Measurement:
                       --------------------------------------
       Actual Profit   Group                       Business
        As Percent     Profit   OR   Group    AND     Unit
        Of Budget      Only          Profit         Profit
      -------------------------------------------------------
      -------------------------------------------------------
           90%          40%           20.0%           20.0%
           95%          56%           28.0%           28.0%
          100%          80%           40.0%           40.0%
          105%          97%           48.5%           48.5%
          110%         114%           57.0%           57.0%
          115%         134%           67.0%           67.0%
          120%         160%           80.0%           80.0%
      -------------------------------------------------------
      -------------------------------------------------------


         The additional bonus for achievement of strategic goals will be determined as a percentage of the participant's original target bonus up to a maximum of 20 percent.

         In total, the annual bonus award for a participant in this group cannot exceed 160 percent of the participant's target bonus, including any discretionary fund payout (see Paragraph J).


J.  DISCRETIONARY BONUS AWARD

    Under this Program, special discretionary cash bonus awards can be made for one-time outstanding achievements by Business Unit Executives. Such awards must be recommended by the Chief Executive Officer and approved by the Compensation Committee of the Board. The Chief Executive Officer, Chief Operating Officer, Corporate Staff Officers and Group Vice Presidents are not eligible for discretionary awards.


K.  BONUS AWARD PAYMENTS

    Any bonus award payments made under the Program will be made in the form of cash or Company stock (at the election of the Company), and will normally be paid in the month of August following the end of the fiscal year. No bonus award is earned until the date the Compensation Committee approves such payment.

Fiscal 1997
Key Executive Annual Bonus Program
Page 6

L.  TERMINATION OF EMPLOYMENT OR CESSATION OF ELIGIBILITY

    Because bonus awards are not earned until the date the Compensation Committee approves payment, if termination of employment occurs or the participant ceases to be eligible for benefits under the Program before such date (whether or not the applicable fiscal year has ended), no such terminated or ineligible employee is entitled to any bonus payment. Under certain circumstances, as detailed below, a terminated participant whose employment terminates after December 31 by reason other than resignation or involuntary termination may be considered for a bonus award. Consideration of such awards will be at the sole discretion of the Compensation Committee and require approval based upon the Chief Executive Officer's recommendation according to the following schedule:

          REASON FOR TERMINATION             BONUS AWARD ELIGIBILITY
          ----------------------             -----------------------

          Death or Retirement                Pro rata share of bonus award,
                                             payable to retiree, heirs/estate

          Long-Term Disability               Pro rata share of bonus award

          Resignation or                     No bonus award even if termination
          Involuntary Termination            occurs after June 30 but before
                                             Compensation Committee approves
                                             payment of awards.


M.  ADMINISTRATION

    The Program will be administered by the Compensation Committee assisted by the Company's Human Resources staff.